UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 1, 2014

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On October 2, 2014, CatchMark Timber Trust, Inc. (the “Company”) completed its purchase of approximately 17,900 acres of timberland located in Southeast Georgia and Northern Florida (the “Satilla River Timberlands”) for approximately $34.4 million, exclusive of closing costs. The Satilla River Timberlands are located in strong pine pulpwood markets with approximately one-third located off Interstates 95 and 16. Based on current estimates, the Satilla River Timberlands contain approximately 0.9 million tons of merchantable timber, comprising 67% pine plantations by acreage and 47% sawtimber by tons.

Also on October 2, 2014, the Company purchased approximately 37,700 acres of timberland located primarily in Middle Georgia (the “Oglethorpe Timberlands”), for approximately $76.3 million, exclusive of closing costs. The Oglethorpe Timberlands are expected to increase the Company’s supply options and reduce haul distances to some of its current mill customers. Based on current estimates, the Oglethorpe Timberlands contain approximately 1.8 million tons of merchantable timber, comprising 77% pine plantations by acreage and 50% sawtimber by tons.

As of October 2, 2014, after considering the Satilla River Timberlands and the Oglethorpe Timberlands, the Company owns interests in approximately 375,800 acres of timberlands in Georgia, Alabama, Texas, and Florida; 346,200 acres of which were held in fee-simple interests and 29,600 acres held in leasehold interests.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 1, 2014, the Company borrowed $77.3 million under its multi-draw term loan facility to fund the acquisitions of the Satilla River Timberlands and the Oglethorpe Timberlands and associated expenses. For more information regarding the multi-draw term loan facility, see our Current Reports on Form 8-K filed on June 2, 2014 and December 26, 2013 and the exhibits thereto which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release -CTT Completes Acquisitions of High Qualify Georgia and Florida Timberlands for $111 million

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, the Company may not generate the harvest volumes from the Satilla River Timberlands or the Oglethorpe Timberlands that it currently anticipates, the mix of timberland located on the Satilla River Timberlands or the Oglethorpe Timberlands may be different than the Company currently anticipates which may impact the revenues than the timberlands will generate, as well as changes in general economic and business conditions in the geographic regions where the Company’s timberlands are located, changes in timber prices and the impact on the Company’s revenues, changes in the supply of timberlands available for acquisition that meet the Company’s investment criteria, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.
By: /s/ Brian M. Davis
Brian M. Davis
Senior Vice President and Chief Financial Officer
Dated: October 2, 2014